Exhibit 99.1

Matt Goulet Named to CRN “100 People You Don’t Know But Should” List
List Honors Unsung Heroes of the IT Channel

SAN ANTONIO – September 24, 2014 – GlobalSCAPE, Inc., the secure information exchange company, today announced that Matt Goulet, VP of Sales and Marketing, has been named by CRN as one of the “100 People You Don’t Know But Should” in the IT channel for 2014. Selected by the CRN editorial team based on ongoing feedback throughout the year from solution providers and other industry executives, CRN's list celebrates under-the-radar channel management team members from some of the industry's top vendors and distributors. These unsung heroes might not be household names but they work tirelessly to create, promote and manage the programs and policies that support the IT channel and help it thrive.

Goulet, has more than 16 years of experience in the security, networking and storage industries, and is responsible for Globalscape’s worldwide go-to-market strategy, overseeing all sales-related functions, including sales engineering and sales operations. He is responsible for the consumer and B2B product lines, as well as all global sales channels including direct, indirect and online. Additionally, Goulet is responsible for the company’s global marketing initiatives including field marketing, channel marketing and demand generation.

Due in part to Goulet’s management Globalscape grossed the highest combined first and second quarter revenue in Globalscape’s history. Also, this year he has helped Globalscape forge new channel partnerships with large global distributors, Ingram Micro and MAPS, which help to further position Globalscape to capitalize on the growing demand for secure managed file transfer technology.

The “100 People You Don’t Know But Should” list is featured in the October issue of CRN and can be viewed online at http://www.crn.com.

Supporting Quotes
Robert Faletra, CEO of The Channel Company, publisher of CRN
“The IT industry has a tendency to shine the spotlight on its top executives, but at CRN we know that there are a lot of other hardworking people who deserve to be recognized for their contributions as well. This list is our way of recognizing some of the people that are in the trenches, working hard on behalf of the IT channel every day and making decisions that help tip the scales toward channel success.”

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

About The Channel Company
The Channel Company is the channel community's trusted authority for growth and innovation, with established brands including CRN, XChange Events, IPED, and SharedVue. For more than three decades, we have leveraged our proven and leading-edge platforms to deliver prescriptive sales and marketing solutions for the technology channel. The Channel Company provides Communication, Recruitment, Engagement, Enablement, Demand Generation and Intelligence services to drive technology partnerships. Learn more at www.thechannelcompany.com.

PRESS CONTACT
Contact: Christen Gentile
Company: Globalscape
Phone Number: (210) 308-8267
Email: cgentile@globalscape.com

Contact: Betzi Hanc
Company: The Channel Company
Phone Number: (508) 416-1182
Email: bhanc@thechannelcompany.com

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